SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

October 22, 2003

Date of Report (Date of earliest event reported)

Tripos, Inc.

(Exact name of registrant as specified in its charter)

Utah	0-23666	43-1454986
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1699 South Hanley Rd., St. Louis, MO   63144

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:

(314) 647-1099

Not applicable

(Former name or former address, if changed since last report)

Exhibit Index on Page 3

Item 9. Information Provided Under Item 12 (Results of Operations and Financial Condition

The following information is furnished pursuant to Item 12, "Results of Operations and Financial Condition."

On October 22, 2003, Tripos, Inc. issued a press release announcing its financial results for the fiscal quarter ended September 30, 2003. A copy of Tripos, Inc.s' press release is furnished as Exhibit 99.1 to this report.

On October 22, 2003, Tripos, Inc. issued a press release announcing its collaboration with Critical Therapeutics, Inc. for the use of Tripos' LeadHoppingSM technology. A copy of Tripos, Inc.s' press release is furnished as Exhibit 99.2 to this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TRIPOS, INC.

By: /s/ B. James Rubin

B. James Rubin

Sr. Vice President

Chief Financial Officer

Date: October 22, 2003

INDEX TO EXHIBITS

Exhibit No. Description

99.1 Press release, dated October 22, 2003, issued by Tripos, Inc.

99.2 Press release, dated October 22, 2003, issued by Tripos, Inc.

Exhibit 99.1

Contacts:

Tripos, Inc.

Jim Rubin

Chief Financial Officer

(314) 647-8837, ext. 3137

(Media only)

Waggener Edstrom Bioscience

Lisa Osborne

Account Supervisor

(425) 638-7000, ext. 5134

lisao@wagged.com

For Release 6 a.m. EDT

Oct. 22, 2003

Tripos Reports Third Quarter 2003 Financial Results

ST. LOUIS -- Oct. 22, 2003 -- Tripos, Inc. (Nasdaq: TRPS), a leading provider of drug discovery informatics and chemistry research, today announced financial results for the third quarter, ended Sept. 30, 2003.

The company announced these results for the three months ending Sept. 30, 2003:

  Tripos posted revenues of $12.5 million, a 12 percent increase from the previous year's third quarter revenues of $11.1 million.

  Pre-tax income for the quarter was $599,000, compared to a pre-tax loss of $985,000 in the previous year.

  Net loss for the third quarter of 2003 was $408,000, or $0.05 per basic share, and includes a valuation allowance of $774,000 for certain deferred tax assets. The net loss in the third quarter of 2002 was $778,000, or $0.09 per basic share.

  Excluding gains from sales of Arena Pharmaceuticals common stock, third quarter 2003 net loss was $0.15 per diluted share, compared with a third quarter 2002 net loss of $0.14 per diluted share.

The company announced these results for the nine months ending Sept. 30, 2003:

  Tripos posted revenues of $38.3 million, a 10 percent increase from the previous year's revenues for the first nine months of $34.9 million.

  Pre-tax income was $1.9 million for the first nine months of 2003, compared with a loss of $597,000 for the same period in 2002.

  Net income was $399,000, or $0.04 per diluted share after including the valuation allowance for deferred tax assets. This compares with a net loss of $508,000, or $0.06 per diluted share, for the first nine months of 2002.

  Excluding gains from sales of Arena Pharmaceuticals common stock, 2003 net loss was $0.38 per diluted share, compared with a net loss for 2002 of $0.46 per diluted share.

"Our third quarter results reflect our continued progress in growing our business in a challenging economic environment for the pharmaceutical and biotechnology industry," said Dr. John P. McAlister, president and CEO of Tripos. "In addition, we made progress with several partners this quarter and completed a series of innovative new product introductions."

"With regard to the remainder of fiscal year 2003, the fourth quarter has historically been the strongest operating period in our fiscal year, and we anticipate this will be the case in 2003," McAlister said. "However, because economic uncertainty continues to affect our customers' decision-making, management has determined that it is appropriate to reduce the company's previous revenue forecast. Although this decision is not the result of specific developments with a particular customer or customer prospect, management's current outlook is that near-term procurement of pharmaceutical and biotechnology research products and services may not be at as high a level as previously anticipated. Despite the fact that we have delivered double-digit revenue growth in the year to date, we now believe that we will more likely achieve growth in the single-digit range for the year. In addition, due to our continued ramp-up of operations for committed discovery research contracts, as well as delays in securing new contracts in discovery informatics services, we do not believe our operating results will be profitable for the year."

The company noted that its income from operations was impacted by the expansion of its chemistry research facilities in the United Kingdom. This expansion is on schedule, and margins are expected to improve upon completion. The company's operating costs also were adversely impacted by unfavorable foreign currency exchange rates, similar to what was experienced last quarter. Again this quarter, these currency effects were offset in part by gains from successful hedging programs that are separately included in 'Other Income' on the company's Statement of Operations. In addition, third quarter 2003 net income was reduced by the company's establishment of a valuation allowance against its deferred tax assets created by current and previous net operating losses. This non-cash charge may result in a lower effective tax rate in future periods upon the recognition of income in the jurisdictions where the deferred tax assets were created. The establishment of the valuation allowance for the deferred tax assets does not impair the company's ability to use the deferred tax assets upon achieving profitability.

Third Quarter Operational Highlights

Tripos made substantial progress during the quarter on the following strategic initiatives:

  Tripos Discovery Informatics Services recently announced a follow-on collaboration with Bristol-Myers Squibb Co. (BMS). Tripos began working with BMS to develop its SMART-IDEA application more than three years ago. The application uses Tripos' MetaLayer™ technology to integrate experimental data with a suite of analytical tools, providing a virtual workbench for BMS' scientists. Tripos' performance in this area led directly to a new agreement with BMS to integrate the FormsBUILDER™ technology into BMS' information systems.

  Tripos remains on track to complete the expansion of its state-of-the-art chemistry research facility in the United Kingdom. This facility will support the continued successful delivery of existing key discovery research contracts and provide sufficient capacity to support new business development efforts that are presently underway.

  Tripos launched an initiative to support rapid identification of drug candidates by emerging biotechnology companies. Under the Discovery Research Hits-to-Leads Awards Program, biotechnology companies will apply for an award of Tripos' integrated products and services that offer a proven approach to the problem of lead identification faced by all drug discovery companies.

  Tripos also released ChemCoreRIO™, ChemCoreREG™ and the Tripos Electronic Notebook™ as key components in its new Discovery Informatics Services solutions designed to streamline laboratory workflows, and launched SARNavigator™ and LITHIUM™ as the data analysis and decision support components in its Discovery Informatics Services knowledge management solutions.

  United Devices and Tripos Discovery Informatics Products announced plans to grid-enable Tripos' virtual screening applications to operate on United Devices' grid computing platform. This collaboration will offer scientists even more applications to run on their enterprise or on-demand grids by harnessing the latent power of existing computing resources.

  The Discovery Informatics Products SYBYL® suite of applications was launched on industry-standard HP Integrity servers and Intel Itanium-based workstations running the HP-UX operating system. Tripos' computational chemistry software products are now available on three platforms: Linux, SGI and HP's Itanium-based systems running HP-UX.

  Tripos Discovery Informatics Products released the latest version of its industry-leading computational chemistry platform for drug design and discovery, SYBYL 6.9.1/UNITY® 4.4.1. This software update includes two major scientific technologies, FUGUE™ and FlexX-Pharm™.

Webcast Information

Tripos will host a conference call and webcast today at 10 a.m. EDT to discuss these financial results in detail. Those who want to participate in the webcast should visit the Tripos Web site at http://www.tripos.com/. The Tripos webcast archive will be available beginning at 11 a.m. EDT today, and will remain on the Tripos Web site through Jan. 22, 2004.

About Tripos, Inc.

Tripos (Nasdaq: TRPS) combines leading-edge technology and innovative science to deliver consistently superior chemistry-research products and services for the biotechnology, pharmaceutical and other life science industries. Tripos partners with clients to accelerate and improve the creation of life-enhancing products. Within Tripos' Discovery Informatics (DI) business, the company provides software products and consulting services to develop, manage, analyze and share critical drug discovery information. Within Tripos' Discovery Research (DR) business, Tripos' medicinal chemists and research scientists partner directly with clients in their research initiatives, leveraging state-of-the-art information technologies and research facilities. Headquartered in St. Louis, Mo., Tripos spans the world with global research operations and an international client base. Further information on Tripos can be found at http://www.tripos.com/.

# # #

This press release may contain certain statements that are forward-looking and involve risks and uncertainties. Words such as "expects," "anticipates," "projects," "estimates," "intends," "plans," "believes," variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are based on current expectations and projections made by management and are not guarantees of future performance. Therefore, actual events, outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements. We have identified certain factors that could cause actual results to differ materially from the forward-looking statements in our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q, and our Current Reports on Form 8-K. Except as otherwise required under federal securities laws and the rules and regulations of the SEC, we do not have any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.

Tripos, Inc.

Condensed Results of Operations

(in thousands, except per share data)

Unaudited
	Three Months Ended		Nine Months Ended
	Sept. 30, 2003	Sept. 30, 2002	Sept. 30, 2003	Sept. 30, 2002
Net sales
Discovery Software	$ 2,363	$ 2,024	$ 7,934	$ 10,925
Support	2,162	2,065	6,519	6,135
Software Consulting Services	686	1,379	3,093	4,571
Hardware	115	367	628	754
Discovery Research Services	7,154	5,290	20,105	12,502
Total net sales	12,480	11,125	38,279	34,887
Cost of sales	5,856	4,660	17,820	13,177
Gross margin	6,624	6,465	20,459	21,710

Operating expenses
Sales and marketing	3,448	3,879	10,475	12,193
Research and development	3,420	2,376	10,295	7,893
General and administrative	1,815	1,773	5,647	4,924
Total operating expenses	8,683	8,028	26,417	25,010
Income (loss) from operations	(2,059)	(1,563)	(5,958)	(3,300)

Other income, net	2,658	578	7,858	2,703
Income (loss) before income taxes	599	(985)	1,900	(597)
Income tax expense (benefit)	1,007	(207)	1,501	(126)
Net income (loss)	(408)	(778)	399	(471)
Preferred stock dividend	--	--	--	37
Net income (loss) allocable to common shareholders	$ (408)	$ (778)	$ 399	$ (508)
Basic income (loss) per share	$ (0.05)	$ (0.09)	$ 0.04	$ (0.06)
Diluted income (loss) per share	$ (0.05)	$ (0.09)	$ 0.04	$ (0.06)
Basic shares outstanding	8,988	8,772	8,934	8,552
Diluted shares outstanding	8,988	8,772	9,310	8,552

Tripos, Inc.

Consolidated Balance Sheets

(in thousands)
	Sept. 30, 2003	Dec. 31, 2002
Assets	(Unaudited)
Current assets
Cash and cash equivalents	$ 4,224	$ 1,861
Marketable securities	1,620	8,440
Accounts receivable	19,056	26,726
Notes receivable from executives	--	137
Inventory	10,629	7,375
Prepaid expenses	2,094	1,224
Total current assets	37,623	45,763

Notes receivable-trade	2,896	3,325
Property and equipment, less accumulated depreciation	25,274	20,373
Capitalized development costs, net	2,070	1,402
Goodwill, net of amortization	965	965
Investments recorded at cost	1,352	1,200
Deferred income taxes	--	135
Other, net	460	665
Total assets	$ 70,640	$ 73,828

Liabilities and shareholders' equity
Current liabilities
Current portion of long-term debt and capital leases	$ 1,969	$ 455
Accounts payable	2,163	1,128
Accrued expenses	5,660	6,400
Deferred revenue	6,022	8,803
Deferred income taxes	964	2,025
Total current liabilities	16,778	18,811

Long-term portion of capital leases	2,735	149
Long-term debt	7,419	7,233
Long-term deferred revenue	2,667	4,031
Deferred income taxes	--	--
Shareholders' equity
Common stock	45	44
Additional paid-in capital	36,620	36,077
Retained earnings	3,258	2,859
Other comprehensive income	1,118	4,624
Total shareholders' equity	41,041	43,604
Total liabilities and shareholders' equity	$ 70,640	$ 73,828

Exhibit 99.2

Contacts:

Tripos, Inc.

Jennifer McMahon

Director, Corporate Communications

(314) 951-3367

Waggener Edstrom Bioscience

Lisa Osborne

Account Supervisor

(425) 638-7000

lisao@wagged.com

For Release 8 a.m. EDT

Oct. 22, 2003

Critical Therapeutics Will Use Tripos' LeadHopping Technology
To Identify New Target Compounds

ST. LOUIS -- Oct. 22, 2003 -- Tripos, Inc. (Nasdaq: TRPS), a leading provider of drug discovery chemistry and informatics products, today announced a collaboration with Critical Therapeutics, Inc. (CTI), a privately held biopharmaceutical company discovering and developing novel therapies for critical-care medicine. Under the agreement, Tripos will identify and optimize small-molecule agonists for CTI's development program targeting a nicotinic acetylcholine receptor. By targeting this receptor, CTI intends to further the development of potential anti-inflammatory therapeutics.

Tripos will use its proprietary chemistry and discovery research processes, including its LeadQuest® chemical compound libraries and ChemSpace®-enabled LeadFocusSM and LeadHoppingSM programs, to select and synthesize compounds against CTI's target. Tripos will receive research payments and additional payments for successful achievement of agreed milestones.

"We are delighted to work with CTI to bring the benefits of our combined chemistry and informatics capabilities to expedite the drug discovery process," said Dr. Peter Hecht, senior vice president of discovery research operations at Tripos and managing director of Tripos Receptor Research (TRR) Ltd. "By using our proprietary LeadHopping technology, we will help CTI reduce the time, expense and patent risk involved in developing a new drug."

Critical Therapeutics will begin this relationship by screening compounds selected by Tripos from the extensive LeadQuest database of "off-the-shelf" compounds. Tripos will use its proprietary ChemSpace design software to simultaneously perform topomer (shape and pharmacophore) searches of its more than 50 trillion-compound virtual libraries. This LeadHopping technique facilitates identification of synthetically accessible compounds that are shape-similar, structurally distinct and have different chemistries from the original lead compound. Rapid synthesis and biological testing follow the identification of potential lead compounds, thus minimizing project timelines.

Tripos and CTI expect that their combined efforts will enable the rapid identification of a novel, patentable lead series and ultimately will result in a new anti-inflammatory agent being brought into the clinic.

About Critical Therapeutics

Critical Therapeutics, Inc., is a privately held biopharmaceutical company focused on critical-care medicine. CTI's mission is the discovery, development and commercialization of novel therapies for the treatment of acute trauma, cardiopulmonary disease, and infectious and inflammatory illness. The company's current research and development portfolio includes the following therapeutic targets: HMGB-1, a pro-inflammatory substance identified as a mediator of TNF-associated tissue damage; development of small molecule and vagal nerve stimulation approaches to treat inflammation; and CTI-01, a proprietary anti-inflammatory drug candidate currently in Phase I clinical trials. The company is headquartered in Cambridge, Mass. More information about CTI is available at http://www.criticaltherapeutics.com/.

About Tripos, Inc.

Tripos (Nasdaq: TRPS) combines leading-edge technology and innovative science to deliver consistently superior chemistry-research products and services for the biotechnology, pharmaceutical and other life science industries. Tripos partners with clients to accelerate and improve the creation of life-enhancing products. Within Tripos' Discovery Informatics (DI) business, the company provides software products and consulting services to develop, manage, analyze and share critical drug discovery information. Within Tripos' Discovery Research (DR) business, Tripos' medicinal chemists and research scientists partner directly with clients in their research initiatives, leveraging state-of-the-art information technologies and research facilities. Headquartered in St. Louis, Mo., Tripos spans the world with global research operations and an international client base. Further information on Tripos can be found at http://www.tripos.com/.

# # #

This press release may contain certain statements that are forward-looking and involve risks and uncertainties. Words such as "expects," "anticipates," "projects," "estimates," "intends," "plans," "believes," variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are based on current expectations and projections made by management and are not guarantees of future performance. Therefore, actual events, outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements. We have identified certain factors that could cause actual results to differ materially from the forward-looking statements in our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q, and our Current Reports on Form 8-K. Except as otherwise required under federal securities laws and the rules and regulations of the SEC, we do not have any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.